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                                                                    EXHIBIT 99.1



                             CONSENT OF JOHN KASICH

        The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references of him in the Prospectus of Instinet Group Incorporated, which is part of this Registration Statement on Form S-1 of Instinet Group Incorporated, with respect to his being elected or appointed as director of Instinet Group Incorporated under the circumstances described therein.


                                             John Kasich

Westerville, Ohio
April 26, 2001